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


 NUMBER                                                  [Drawing of Eagle]                                        SHARES





                                         INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                                    URSTADT BIDDLE PROPERTIES INC.

          Fully Paid and Non-Assessable Shares of 8.5% Series C Senior Cumulative Preferred Stock, Par Value $0.01 Per Share



                THIS CERTIFIES THAT                                                                    is the owner of
                                   -------------------------------------------------------------------

                 --------------------------------------------------------------------------------------- Shares of the

     8.5 % Series C Senior Cumulative Preferred Stock, par value $0.01 per share, of the Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

                                                  In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____________ day of ________________ A.D. ______


                                                                [SEAL]
        ---------------------------------------------                  -----------------------------------------------
                                            TREASURER                                                        PRESIDENT
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THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE
A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE
RIGHTS OF THE SHARES OF EACH CLASS OF STOCK AUTHORIZED TO BE ISSUED AND, WITH
RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED IN SERIES, THE VARIATIONS IN
THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SUCH SERIES, SO
FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD
OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF
SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION
AT ITS PRINCIPAL OFFICE.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. THE CORPORATION WILL FURNISH ANY STOCKHOLDER UPON REQUEST AND WITHOUT A CHARGE A FULL STATEMENT OF THE RESTRICTIONS ON TRANSFERABILITY. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

IN ORDER TO ENSURE THAT THE CORPORATION WILL CONTINUE TO MEET THE REQUIREMENTS FOR QUALIFICATION AS A "REAL ESTATE INVESTMENT TRUST" UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THE CORPORATION HAS THE RIGHT TO REDEEM ALL OR ANY PORTION OF THIS SECURITY FROM THE HOLDER AT ANY TIME SUBJECT TO THE TERMS AND CONDITIONS OF THE CORPORATION'S CHARTER.


THIS SECURITY IS SUBJECT TO THE TERMS AND CONDITIONS OF (I) A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 29, 2003, BY AND AMONG THE CORPORATION AND THE INITIAL PURCHASERS AS ATTORNEYS-IN-FACT FOR THE PURCHASERS OF OUR SERIES C PREFERRED STOCK (THE "REGISTRATION RIGHTS AGREEMENT") AND (II) SUBSCRIPTION AGREEMENTS BY AND AMONG FERRIS, BAKER WATTS, INCORPORATED AND STIFEL, NICOLAUS & COMPANY, INCORPORATED, AS INITIAL PURCHASERS, AND EACH PURCHASER OF OUR SERIES C PREFERRED STOCK (EACH A "SUBSCRIPTION AGREEMENT"). COPIES OF EACH SUBSCRIPTION AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT ARE ON FILE AND AVAILABLE FROM THE CORPORATION.

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
              For Value Received, _________ hereby sell, assign and transfer unto

              PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF ASSIGNEE
              ------------------------------------- -------------------------------------

              ------------------------------------- -------------------------------------
                                                                                     Shares     NOTICE. THE SIGNATURE OF THIS
                   ------------------------------------- ---------------------------         ASSIGNMENT MUST CORRESPOND WITH THE
                                       represented by the within Certificate and do hereby   NAME AS WRITTEN UPON THE FACE OF THE
                   irrevocably constitute and appoint                                          CERTIFICATE, IN EVERY PARTICULAR,
                                                                                   Attorney         WITHOUT ALTERNATION OR
                ------------------------------------------------------------------                ENLARGEMENT OR ANY CHANGE
                   to transfer the said Shares on the books of the within named
                   Corporation with full power of substitution in the premises.

                Dated
                     -----------------------------  -----
                In presence of

                ----------------------------      ------------------------
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